   As filed with the Securities and Exchange Commission on February 14, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   AVAYA INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                   22-3713430
               --------                                   ----------
    (State or Other Jurisdiction of                    (I.R.S. Employer
     Incorporation or Organization)                   Identification No.)

         211 Mount Airy Road
         Basking Ridge, N.J.                                07920
         -------------------                                -----
(Address of Principal Executive Offices)                 (Zip Code)

                    Avaya Inc. 2000 Long Term Incentive Plan
          Avaya Inc. Long Term Incentive Plan for Management Employees
                    Avaya Inc. Broad-Based Stock Option Plan
       Avaya Inc. 2000 Stock Compensation Plan for Non-Employee Directors
                   Avaya Inc. Variable Workforce Savings Plan
            Optimay Corporation Stock Option Plan for Avaya Employees
     Livingston Enterprises, Inc. 1994 Stock Option Plan for Avaya Employees
         Prominet Corporation 1996 Stock Option Plan for Avaya Employees Mosaix, Inc. 1997 Nonofficer Stock Incentive Compensation Plan
                              for Avaya Employees
    Mosaix, Inc. 1996 Amended and Restated Stock Incentive Compensation Plan
                              for Avaya Employees

                            (Full title of the Plans)

                  Please send copies of all communications to:

                                PAMELA F. CRAVEN
                  Vice President, General Counsel and Secretary
                               211 Mount Airy Road
                            Basking Ridge, N.J. 07920
                                 (908) 953-6000
  (Name, address, telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

Title of securities          Amount to be         Proposed maximum             Proposed maximum           Amount of
to be registered (1)        registered (2)   Offering price per share (3)   aggregate offering price   Registration fee
--------------------        --------------   ----------------------------   ------------------------   ----------------
Common Stock, par value      64,476,299                $15.36                  $ 990,355,953           $ 247,589
$0.01 per share
and related Preferred
Stock Purchase Rights (4)

(1) In addition, pursuant to Rule 416 (b) and (c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also relates to such indeterminate number of (i) additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Plans and (ii) interests to be offered or sold pursuant to the Avaya Inc. Variable Workforce Savings Plan.

(2) Includes 25,000,000 shares issuable upon the exercise of stock options granted pursuant to the Avaya Inc. 2000 Long Term Incentive Plan; 28,202,794 shares issuable upon the exercise of stock options granted pursuant to the Avaya Inc. Long Term Incentive Plan for Management Employees; 10,000,000 shares issuable upon the exercise of stock options granted pursuant to the Avaya Inc. Broad-Based Stock Option Plan; 1,000,000 shares issuable upon the exercise of stock options granted pursuant to the Avaya Inc. 2000 Stock Compensation Plan for Non-Employee Directors; 250,000 issuable under the Avaya Inc. Variable Workforce Savings Plan; 1,764 shares issuable upon the exercise of stock options granted pursuant to the Optimay Corporation Stock Option Plan for Avaya Employees; 10,527 shares issuable upon the exercise of stock options granted pursuant to the Livingston Enterprises, Inc. 1994 Stock Option Plan for Avaya Employees; 2,047 shares issuable upon the exercise of stock options granted pursuant to the Prominet Corporation 1996 Stock Option Plan for Avaya Employees; 3,552 shares issuable upon the exercise of stock options granted pursuant to the Mosaix, Inc. Nonofficer Stock Incentive Compensation Plan for Avaya Employees; and 5,615 shares issuable upon the exercise of stock options granted pursuant to the Mosaix, Inc. 1996 Amended and Restated 1996 Stock Incentive Compensation Plan for Avaya Employees.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h) of the Securities Act and based on the average of the high and low prices of the Common Stock of Avaya Inc. as reported on the New York Stock Exchange on February 9, 2001.

(4) No separate consideration will be received for the Rights, which initially will trade together with the Common Stock.


PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information concerning the Avaya Inc. 2000 Long Term Incentive Plan, the Avaya Inc. Long Term Incentive Plan for Management Employees, the Avaya Inc. Broad-Based Stock Option Plan, the Avaya Inc. 2000 Stock Compensation Plan for Non-Employee Directors, the Avaya Inc. Variable Workforce Savings Plan, the Optimay Corporation Stock Option Plan for Avaya Employees, the Livingston Enterprises, Inc. 1994 Stock Option Plan for Avaya Employees, the Prominet Corporation 1996 Stock Option Plan for Avaya Employees, the Mosaix, Inc. 1997 Nonofficer Stock Incentive Compensation Plan for Avaya Employees, and the Mosaix, Inc. 1996 Amended and Restated Stock Incentive Compensation Plan for Avaya Employees (the "Plans") required by Item 1 of Part 1 of Form S-8 and the statement of availability of Registration Information, Plan Information and other information required by Item 2 of Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part 1 of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Avaya Inc. (the "Company" or "Avaya") with the Securities and Exchange Commission (the "SEC") and are incorporated herein by reference (File No. 001-15951):

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

         (2) The Company's Quarterly Report on form 10-Q for the fiscal quarter ended December 31, 2000.

         (3)   The Company's Current Report on Form 8-K filed on January 8,
               2001.

         (4) The "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, as amended as of September 14, 2000, and any other amendments or reports filed for the purpose of updating such description.


All documents, filed subsequent to the date hereof by Avaya with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by Avaya pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of Avaya's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable

ITEM 5.  INTEREST OF NAMED EXPERTS OF COUNSEL

         Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Avaya's certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or person of whom such person is the legal representative, is or was a director or officer of Avaya or is or was serving at Avaya's request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by Avaya to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Avaya to provide broader indemnification rights than said law permitted Avaya to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have Avaya pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of shareowners or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of Avaya thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. Avaya's certificate of incorporation also specifically authorizes us to maintain insurance and to grant similar indemnification rights to Avaya's employees or agents.

         Avaya's certificate of incorporation provides that none of Avaya's directors will be personally liable to Avaya or Avaya's shareowners for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, as amended from time to time, for liability: (i) for any breach of the director's duty of loyalty to us or our shareowners; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchase or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

         While Avaya's certificate of incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the certificate of incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable

ITEM 8.  EXHIBITS

         The following exhibits are filed with this Registration Statement:

         EXHIBIT NUMBER             DESCRIPTION OF EXHIBIT
         --------------             ----------------------
           4.1            Amended and Restated Certificate of Incorporation
                          (incorporated by reference to Exhibit 3.1 of the
                          registrant's Registration Statement on Form 10, as
                          amended, declared effective by the SEC on September
                          15, 2000, File No. 001-15951).


           4.2 Rights Agreement between the registrant and The Bank of New York, as rights agent (incorporated by reference to Exhibit 4.4 to the registrant's
                          Registration Statement on Form 10, as amended, declared effective by the SEC on September 15, 2000
                          (No. 001-15951).

                                      -4-

           5.1 Opinion of Eric M. Sherbet, Corporate Counsel, Law of the registrant, as to the legality of the securities to be issued.

          23.1 Consent of Eric M. Sherbet is included in the opinion filed as Exhibit 5.1 hereto.

          23.2            Consent of PricewaterhouseCoopers LLP

          24.1 Powers of Attorney executed by directors who signed this registration statement.

ITEM 9.  UNDERTAKINGS

         (a)    The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of a Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Basking Ridge, New Jersey on February 14, 2001.

                                       AVAYA INC.

                                       By: /s/ CHARLES D. PEIFFER
                                           --------------------------
                                           Name:    Charles D. Peiffer
                                           Title:   Controller

         Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

      SIGNATURE                           TITLE                     DATE
      ---------                           -----                     ----
Principal Executive Officer:

*                               Vice Chairman, President     February 14, 2001
---------------------------     and Chief Executive Officer
Donald K. Peterson


Principal Financial  Officer:

 /s/ GARRY K. MCGUIRE SR.
---------------------------     Chief Financial Officer      February 14, 2001
Garry K. McGuire Sr.

Principal Accounting Officer:

 /s/ CHARLES D. PEIFFER
---------------------------     Controller                   February 14, 2001
Charles D. Peiffer

Directors:


---------------------------     Chairman of the
Patricia F. Russo               Board of Directors

 *                              Director                     February 14, 2001
---------------------------
Jeffrey A. Harris

 *                              Director                     February 14, 2001
---------------------------
Franklin A. Thomas

 *                              Director                     February 14, 2001
---------------------------
Henry B. Schacht

 *                              Director                     February 14, 2001
---------------------------
Daniel C. Stanzione

---------------------
* by Charles D. Peiffer, Attorney-In-Fact

                                   SIGNATURES

The Avaya Inc. Variable Workforce Savings Plan (the "Savings Plan")

         Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other person who administer the Savings Plan) has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Basking Ridge, New Jersey on February 14, 2001.

                                      AVAYA INC. VARIABLE WORKFORCE SAVINGS PLAN


                                      By: /s/  WILLIAM MOORHEAD
                                         --------------------------------------
                                         Name: William Moorhead
                                         Title:  Plan Administrator

                                 EXHIBIT INDEX

         EXHIBIT NO.                NAME OF DOCUMENT
         -----------                ----------------

            4.1           Amended and Restated Certificate of Incorporation
                          (incorporated by reference to Exhibit 3.1 of the registrant's Registration Statement on Form 10, as amended, declared effective by the SEC on September
                          15, 2000, File No. 001-15951).


            4.2 Rights Agreement between the registrant and The Bank of New York, as rights agent (incorporated by reference to Exhibit 4.4 to the registrant's
                          Registration Statement on Form 10, as amended, declared effective by the SEC on September 15, 2000, File No. 001-15951).


            5.1 Opinion of Eric M. Sherbet, Corporate Counsel of the registrant, as to the legality of the securities to be issued.


            23.1 Consent of Eric M. Sherbet is included in the opinion filed as Exhibit 5.1 hereto.


            23.2          Consent of PricewaterhouseCoopers LLP.


            24.1 Powers of Attorney executed by directors who signed this registration statement.